Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA +1 847 634 6700 www.zebra.com
Zebra Technologies Announces First-Quarter 2025 Results

First-Quarter Financial Highlights
•Net sales of $1,308 million; year-over-year increase of 11.3%
•Net income of $136 million and net income per diluted share of $2.62
•Non-GAAP diluted EPS increased year-over-year to $4.02
•Adjusted EBITDA increased year-over-year to $292 million
•$125 million of share repurchases

Lincolnshire, Ill., April 29, 2025 — Zebra Technologies Corporation (NASDAQ: ZBRA), a global leader in digitizing and automating frontline workflows, today announced results for the first quarter ended March 29, 2025.

“We delivered first quarter sales and earnings results above the high end of our outlook, reflecting strong demand, supported by our team's excellent execution," said Bill Burns, Chief Executive Officer of Zebra Technologies. "Demand trends have continued to be positive into the second quarter, and we are leaving our full-year outlook unchanged, with the exception of the direct cost of tariffs. As we navigate the uncertain global trade environment, we have a strong balance sheet, capital-light business model, and trusted relationships with customers and partners. Moving forward, we remain confident in delivering sustainable long-term growth and advancing our industry leadership with our innovative solutions that digitize and automate our customers’ workflows.”

$ in millions, except per share amounts	1Q25	1Q24	Change
Select reported measures:
Net sales	$1,308	$1,175	11.3%
Gross profit	645	563	14.6%
Gross margin	49.3%	47.9%	140 bps
Net income	136	115	18.3%
Net income margin	10.4%	9.8%	60 bps
Net income per diluted share	$2.62	$2.23	17.5%

Select Non-GAAP measures:
Adjusted net sales	$1,308	$1,175	11.3%
Organic net sales growth			11.9%
Adjusted gross profit	649	565	14.9%
Adjusted gross margin	49.6%	48.1%	150 bps
Adjusted EBITDA	292	234	24.8%
Adjusted EBITDA margin	22.3%	19.9%	240 bps
Non-GAAP net income	$208	$147	41.5%
Non-GAAP diluted earnings per share	$4.02	$2.84	41.5%

Net sales were $1,308 million in the first quarter of 2025 compared to $1,175 million in the prior year. Net sales in the Enterprise Visibility & Mobility ("EVM") segment were $846 million in the first quarter of 2025 compared to $783 million in the prior year. Asset Intelligence & Tracking ("AIT") segment net sales were $462 million in the first quarter of 2025 compared to $392 million in the prior year. Consolidated organic net sales for the first quarter of 2025 increased 11.9% year-over-year, with a 8.6% increase in the EVM segment and a 18.4% increase in the AIT segment.

First quarter 2025 gross profit was $645 million compared to $563 million in the prior year. Gross margin increased to 49.3% for the first quarter of 2025 compared to 47.9% in the prior year primarily due to volume leverage and business mix. Adjusted gross margin was 49.6% in the first quarter of 2025 compared to 48.1% in the prior year.

Operating expenses increased to $450 million in the first quarter of 2025 from $404 million in the prior year, primarily due to higher stock based incentive compensation expense resulting from changes to eligibility provisions and a shift in the annual grant date, as well as increased investment in the business. Adjusted operating expenses increased to $374 million in the first quarter of 2025 from $348 million in the prior year.

Net income for the first quarter of 2025 was $136 million, or $2.62 per diluted share, compared to net income of $115 million, or $2.23 per diluted share, in the prior year. Non-GAAP net income increased to $208 million for the first quarter of 2025, or $4.02 per diluted share, compared to $147 million, or $2.84 per diluted share, for the prior year.

Adjusted EBITDA for the first quarter of 2025 was $292 million, or 22.3% of adjusted net sales, compared to $234 million, or 19.9% of adjusted net sales in the prior year due to higher gross margins and lower operating expense as a percentage of adjusted net sales.

Balance Sheet and Cash Flow
As of March 29, 2025, the Company had cash and cash equivalents of $879 million and total debt of $2,183 million.

For the first three months of 2025, net cash provided by operating activities was $178 million and the Company invested $20 million in capital expenditures, resulting in free cash flow of $158 million. The Company also made share repurchases of $125 million and acquired Photoneo for $62 million.

Outlook
Second Quarter 2025
The Company expects second quarter sales growth between 4% and 7% compared to the prior year. This expectation includes a net neutral impact from recent acquisitions and foreign currency translation.

Adjusted EBITDA margin for the second quarter is expected to be approximately 19% which includes the impact of approximately $25 to $30 million U.S. import tariff expense, net of mitigating actions, assuming no changes to the current rates and all exemptions. Non-GAAP diluted earnings per share are expected to be in the range of $3.00 to $3.50. This assumes an adjusted effective tax rate of approximately 17%.

Full Year 2025

The Company is maintaining its full year 2025 sales growth between 3% and 7% compared to the prior year. This expectation includes a net neutral impact from recent acquisitions and foreign currency translation.

Adjusted EBITDA margin for the full year is now expected to be between 20% and 21%, which includes the impact of approximately $70 million U.S. import tariff expense, net of mitigating actions, assuming no changes to the current rates and all exemptions. Non-GAAP diluted earnings per share are expected to be in the range of $13.75 to $14.75. This assumes an adjusted effective tax rate of approximately 17%.

Free Cash Flow for the full year 2025 is now expected to be greater than $700 million.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of the most directly comparable forward-looking GAAP financial measure as discussed under the "Forward-Looking Statements" caption below. This would include items that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the Company’s financial results. The conference call will be held today at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the Company’s website at investors.zebra.com.

About Zebra
Zebra (NASDAQ: ZBRA) provides the solutions to help businesses grow with increased asset visibility, connected frontline workers and intelligent automation. The company operates in more than 100 countries, and our customers include over 80% of the Fortune 500. Designed for the frontline, Zebra’s award-winning portfolio includes hardware, software, and services, all backed by our 50+ year legacy and global partner ecosystem. Follow Zebra on our blog and LinkedIn, visit our newsroom and learn more at www.zebra.com.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s offerings and competitors' offerings, and the potential effects of emerging technologies and changes in customer requirements. The effect of global market conditions, and the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, natural disasters, man-made disasters, public health issues (including pandemics), and cybersecurity incidents may have negative effects on Zebra's business and results of operations. Zebra's ability to purchase sufficient materials, parts, and components, and ability to provide services, software and products to meet customer demand could negatively impact Zebra's results of operations and customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions may also have an adverse impact on results. Foreign exchange rates, customs duties and trade policies may have an adverse effect on financial results because of the global nature of Zebra's business. The impacts of changes in foreign and domestic governmental policies, regulations, or laws, as well as the outcome of litigation or tax matters in which Zebra may be involved are other factors that could adversely affect Zebra's business and results of operations. The success of integrating acquisitions could also adversely affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of Zebra's financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of certain risks, uncertainties and other factors that could adversely affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K and Form 10-Q.

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “Adjusted EBITDA,” “Adjusted EBITDA margin,” “Adjusted EBITDA % of adjusted net sales,” “adjusted gross margin,” “adjusted gross profit,” “adjusted net sales,” “adjusted operating expenses,” “EBITDA,” “free cash flow,” “non-GAAP diluted earnings per share,” “non-GAAP earnings per share,” “non-GAAP net income,” “organic net sales,” and “organic net sales growth.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating current period results at the currency exchange rates used in the comparable prior year period as well as removing realized cash flow hedge gains and losses from both the current and prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors	Media
Michael Steele, CFA, IRC	Therese Van Ryne
Vice President, Investor Relations	Senior Director, External Communications
Phone: + 1 847 518 6432	Phone: + 1 847 370 2317
InvestorRelations@zebra.com	therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)

	March 29, 2025	December 31, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$879	$901
Accounts receivable, net of allowances for doubtful accounts of $1 each as of March 29, 2025 and December 31, 2024	617	692
Inventories, net	681	693
Income tax receivable	20	20
Prepaid expenses and other current assets	94	134
Total Current assets	2,291	2,440
Property, plant and equipment, net	309	305
Right-of-use lease assets	165	167
Goodwill	3,927	3,891
Other intangibles, net	423	422
Deferred income taxes	545	512
Other long-term assets	239	231
Total Assets	$7,899	$7,968
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$69	$79
Accounts payable	559	633
Accrued liabilities	411	503
Deferred revenue	464	453
Income taxes payable	78	36
Total Current liabilities	1,581	1,704
Long-term debt	2,103	2,092
Long-term lease liabilities	153	155
Deferred income taxes	57	57
Long-term deferred revenue	309	304
Other long-term liabilities	70	70
Total Liabilities	4,273	4,382
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	719	669
Treasury stock at cost, 21,013,606 and 20,645,798 shares as of March 29, 2025 and December 31, 2024, respectively	(2,025)	(1,900)
Retained earnings	4,996	4,860
Accumulated other comprehensive loss	(65)	(44)
Total Stockholders’ Equity	3,626	3,586
Total Liabilities and Stockholders’ Equity	$7,899	$7,968

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share data)
(Unaudited)

	Three Months Ended
	March 29, 2025	March 30, 2024
Net sales:
Tangible products	$1,062	$929
Services and software	246	246
Total Net sales	1,308	1,175
Cost of sales:
Tangible products	542	498
Services and software	121	114
Total Cost of sales	663	612
Gross profit	645	563
Operating expenses:
Selling and marketing	161	148
Research and development	151	138
General and administrative	111	81
Amortization of intangible assets	24	26
Acquisition and integration costs	3	1
Exit and restructuring costs	—	10
Total Operating expenses	450	404
Operating income	195	159
Other (loss) income, net:
Foreign exchange (loss) gain	(5)	3
Interest expense, net	(23)	(17)
Other expense, net	(2)	(3)
Total Other expense, net	(30)	(17)
Income before income tax	165	142
Income tax expense	29	27
Net income	$136	$115
Basic earnings per share	$2.64	$2.24
Diluted earnings per share	$2.62	$2.23

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	March 29, 2025	March 30, 2024
Cash flows from operating activities:
Net income	$136	$115
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41	43
Share-based compensation	51	17
Deferred income taxes	(23)	(21)
Unrealized gain on forward interest rate swaps	—	(20)
Other, net	1	1
Changes in operating assets and liabilities:
Accounts receivable, net	84	(80)
Inventories, net	15	98
Other assets	3	(9)
Accounts payable	(76)	13
Accrued liabilities	(110)	(28)
Deferred revenue	16	(9)
Income taxes	42	43
Settlement liability	—	(45)
Cash receipts on forward interest rate swaps	—	7
Other operating activities	(2)	—
Net cash provided by operating activities	178	125
Cash flows from investing activities:
Acquisition of businesses	(62)	—
Purchases of property, plant and equipment	(20)	(14)
Proceeds from sale of short-term investments	—	3
Net cash used in investing activities	(82)	(11)
Cash flows from financing activities:
Payments of debt	—	(284)
Proceeds from issuance of debt	—	151
Payments for repurchases of common stock	(125)	—
Net payments related to share-based compensation plans	(1)	(3)
Change in unremitted cash collections from servicing factored receivables	2	9
Other financing activities	5	3
Net cash used in financing activities	(119)	(124)
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	1	(1)
Net decrease in cash and cash equivalents, including restricted cash	(22)	(11)
Cash and cash equivalents, including restricted cash, at beginning of period	901	138
Cash and cash equivalents, including restricted cash, at end of period	$879	$127
Less restricted cash, included in Prepaid expenses and other current assets	—	—
Cash and cash equivalents at end of period	$879	$127
Supplemental disclosures of cash flow information:
Income taxes paid	$9	$3
Interest paid inclusive of forward interest rate swaps	$16	$30
Certain prior period amounts included in Net cash provided by (used in) operating activities have been reclassified to conform with the current period presentation.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES GROWTH
(Unaudited)

	Three Months Ended
	March 29, 2025
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	17.9%	8.0%	11.3%
Adjustments:
Impact of foreign currency translations (1)	0.5%	0.7%	0.7%
Impact of acquisitions (2)	—%	(0.1)%	(0.1)%
Consolidated Organic Net sales growth	18.4%	8.6%	11.9%

(1)Operating results reported in U.S. Dollars are affected by foreign currency exchange rate fluctuations. Foreign currency translation impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. Dollar. This impact is calculated by translating the current period results at the currency exchange rates used in the comparable prior year period as well as removing realized cash flow hedge gains and losses from both the current and prior year periods.

(2)For purposes of computing Organic Net sales growth, amounts directly attributable to business acquisitions are excluded for twelve months following their respective acquisitions.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN
($ In millions)
(Unaudited)

	Three Months Ended
	March 29, 2025			March 30, 2024
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales	$462	$846	$1,308	$392	$783	$1,175
Reported Gross profit	236	409	645	184	379	563
Gross Margin	51.1%	48.3%	49.3%	46.9%	48.4%	47.9%

Non-GAAP
Adjusted Net sales	$462	$846	$1,308	$392	$783	$1,175
Adjusted Gross profit (1)	237	412	649	185	380	565
Adjusted Gross Margin	51.3%	48.7%	49.6%	47.2%	48.5%	48.1%

(1)Adjusted Gross profit excludes share-based compensation expense.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
($ In millions, except share data)
(Unaudited)

	Three Months Ended
	March 29, 2025	March 30, 2024
GAAP Net income	$136	$115
Adjustments to Cost of sales(1)
Share-based compensation	4	2
Total adjustments to Cost of sales	4	2
Adjustments to Operating expenses(1)
Amortization of intangible assets	24	26
Acquisition and integration costs	3	1
Share-based compensation	49	19
Exit and restructuring costs	—	10
Total adjustments to Operating expenses	76	56
Adjustments to Other expense, net(1)
Amortization of debt issuance costs and discounts	1	—
Foreign exchange loss (gain)	5	(3)
Forward interest rate swap (gain)	—	(20)
Total adjustments to Other expense, net	6	(23)
Income tax effect of adjustments(2)
Reported income tax expense	29	27
Adjusted income tax	(43)	(30)
Total adjustments to income tax	(14)	(3)
Total adjustments	72	32
Non-GAAP Net income	$208	$147

GAAP earnings per share
Basic	$2.64	$2.24
Diluted	$2.62	$2.23
Non-GAAP earnings per share
Basic	$4.06	$2.86
Diluted	$4.02	$2.84

Basic weighted average shares outstanding	51,365,011	51,387,570
Diluted weighted average and equivalent shares outstanding	51,806,550	51,790,501
(1)Presented on a pre-tax basis.
(2)Represents adjustments to GAAP income tax expense commensurate with pre-tax non-GAAP adjustments (including the resulting impacts to U.S. BEAT/GILTI provisions), as well as adjustments to exclude the impacts of certain discrete income tax items and incorporate the anticipated annualized effects of current year tax planning.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION TO EBITDA
(In millions)
(Unaudited)

	Three Months Ended
	March 29, 2025	March 30, 2024
GAAP Net income	$136	$115
Add back:
Depreciation (excluding exit and restructuring)	17	17
Amortization of intangible assets	24	26
Total Other expense, net	30	17
Income tax expense	29	27
EBITDA (Non-GAAP)	236	202

Adjustments to Cost of sales
Share-based compensation	4	2
Total adjustments to Cost of sales	4	2
Adjustments to Operating expenses
Acquisition and integration costs	3	1
Share-based compensation	49	19
Exit and restructuring costs	—	10
Total adjustments to Operating expenses	52	30
Total adjustments to EBITDA	56	32
Adjusted EBITDA (Non-GAAP)	$292	$234

Adjusted EBITDA margin (Non-GAAP)	22.3%	19.9%

FREE CASH FLOW

	Three Months Ended
	March 29, 2025	March 30, 2024
Net cash provided by operating activities	$178	$125
Less: Purchases of property, plant and equipment	(20)	(14)
Free cash flow (Non-GAAP)(1)	$158	$111
(1) Free cash flow, a non-GAAP measure, is defined as Net cash provided by (used in) operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period.